NEWS RELEASE

FOR IMMEDIATE RELEASE                                             CONTACT: Bob Lougee (508) 435-6117 Monday, March 1, 2004

Arch Wireless Reports Fourth Quarter and 2003 Operating Results

Westborough, MA (March 1, 2004) — Arch Wireless, Inc. (Nasdaq: AWIN, BSE: AWL), a leading wireless messaging and mobile information company, today announced net income of $16 million for 2003, compared to net income of $1.7 billion for 2002. Net income for 2002 included various bankruptcy-related items, including a $1.6 billion gain from the discharge and termination of debt upon Arch’s emergence from Chapter 11 on May 29, 2002. For the quarter ended December 31, 2003, Arch reported a net loss of $1.4 million, or $0.07 per share, compared to a net loss of $8.3 million, or $0.42 per share, for the fourth quarter of 2002.

Revenues for 2003 totaled $597 million while revenues for the fourth quarter of 2003 totaled $135 million. For the twelve and three-month periods ended December 31, 2003, the company reported net cash provided by operating activities of $181.2 million and $34.4 million, respectively.

“Fourth quarter and full-year operating results met our expectations and were consistent with the financial guidance we provided in early 2003,” said C. Edward Baker, Jr., chairman and chief executive officer. “Although the wireless messaging industry remains competitive, we continued to make steady improvements to network operations, business processes and customer service in 2003 while increasing our operating margins.” Baker also noted that Arch’s disconnect rate for units in service improved steadily during 2003, attributing the slowing pace of decline to a higher concentration of messaging units with large customers. “With an increasing percentage of our units in service held by large commercial enterprises,” he said, “we’ve seen an improving trend.”

J. Roy Pottle, executive vice president and chief financial officer, said Arch continued to strengthen its financial position during 2003 through the successful reduction of operating and capital expenses as well as the repayment of debt. “Total operating expenses declined by 29% during the year,” he said, “while capital expenditures decreased to $25 million in 2003 from $84 million a year earlier.” Pottle noted that a large part of the year-over-year reduction in capital costs was the result of improved pricing from new equipment manufacturers. Pottle also noted that Arch repaid $161.9 million of its outstanding debt in 2003.

Pottle said “Arch continued to reduce debt during the fourth quarter, well ahead of stated maturities.” He said the company’s wholly owned subsidiary Arch Wireless Holdings, Inc. (AWHI) completed optional and mandatory redemptions of its 12% Subordinated Secured Compounding Notes due 2009 during the fourth quarter. “Through January 30, 2004,” he added, “AWHI has redeemed $60 million compounded value of the 12% Notes and had $50 million in aggregate compounded value outstanding with cash on hand exceeding $27 million.”

Pottle said that during the quarter ended December 31, 2003, Arch determined, based on operating income and cash flows for the past two years and anticipated operating income and cash flows for future periods, that it was appropriate to recognize certain of its deferred tax assets. Accordingly, during the quarter Arch released the valuation allowance against its deferred tax assets totaling $219.6 million, which also resulted in a $217 million increase to stockholders’ equity.

Arch’s messaging units in service decreased by 280,000 during the fourth quarter and 1,452,000 for the year, compared to 503,000 and 2,584,000 for the fourth quarter and year ended December 31, 2002, respectively. Total units in service at December 31, 2003 were 4,437,000, including 3,674,000 direct units in service and 763,000 indirect units in service. The decrease in units in service for the quarter and year above do not include the addition of 249,000 units which resulted from the reversal of the remaining portion of the one-time, 1,000,000 unit reduction recorded in the fourth quarter of 2000 for definitional differences and potential unit reductions associated with the conversion and cleanup of accounts acquired in the PageNet acquisition. Since Arch has completed the conversion and final review of these accounts, the remainder of this prior unit reduction was recorded as a one-time increase in the fourth quarter, which increased Arch’s units in service at December 31, 2003.

Arch’s financial results include separate results and cash flows prior to its emergence from bankruptcy on May 29, 2002 (the Predecessor Company), as well as operating results and cash flows after its emergence from bankruptcy (the Reorganized Company), reflecting the application of “fresh-start” accounting that resulted from Arch’s chapter 11 reorganization. Consequently, and due to other reorganization-related events and adjustments, the financial statements of the Predecessor Company and Reorganized Company for the twelve-month period ended December 31, 2002 are not comparable to the financial statements of the Reorganized Company for the twelve-month period ended December 31, 2003.

About Arch

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. It offers a full range of wireless messaging and wireless e-mail services, including mobile data solutions for the enterprise, to business and retail customers nationwide. Arch provides services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through a nationwide direct sales force, as well as through indirect resellers, retailers and other strategic partners. Additional information on Arch is available on the Internet at http://www.arch.com.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch’s expectations for future reductions in operating expenses, future subscriber and disconnect rates, and maintenance of operating margins, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch’s actual results to be materially different from the company’s expectations expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for Arch’s paging products and services, Arch’s ability to continue to reduce operating expenses and maintain operating margins, Arch’s ability to complete announced redemptions and payments on its long-term debt, Arch’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

ARCH WIRELESS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited and in thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$34,582	$37,187
Accounts receivable, net	26,052	45,308
Deposits	6,776	4,880
Prepaid rent	514	9,857
Prepaid expenses and other	7,381	17,999
Deferred income tax	30,206	—

Total current assets	105,511	115,231

Property and equipment	394,436	391,060
Less accumulated depreciation and amortization	(180,563)	(87,278)

Property and equipment, net	213,873	303,782

Assets held for sale	1,139	3,311
Intangible and other assets, net	3	15,600
Deferred income tax	189,346	—

	$509,872	$437,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$20,000	$55,000
Accounts payable	8,836	8,412
Accrued compensation and benefits	17,820	20,948
Accrued network costs	7,893	10,052
Accrued property and sales taxes	10,076	12,672
Accrued interest	1,520	1,446
Accrued restructuring charges	11,481	—
Accrued other	8,104	12,324
Customer deposits and deferred revenue	25,477	35,704

Total current liabilities	111,207	156,558

Long-term debt, less current maturities	40,000	162,185

Other long-term liabilities	4,042	788

Stockholders' equity:
Common stock	2	20
Additional paid-in capital	339,928	121,456
Deferred stock compensation	(2,682)	(4,330)
Retained earnings	17,375	1,247

Total stockholders' equity	354,623	118,393

	$509,872	$437,924

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited and in thousands, except share and per share amounts)

	Reorganized Company		Predecessor Company	Pro Forma
	Year Ended December 31, 2003	Seven Months Ended December 31, 2002	Five Months Ended May 31, 2002	Year Ended December 31, 2002
Revenues	$597,478	$453,369	$365,360	$818,729
Operating expenses:
Cost of products sold	5,580	7,740	10,426	18,166
Service, rental and maintenance	192,159	135,295	105,990	241,285
Selling	45,639	37,897	35,313	73,210
General and administrative	166,167	136,257	116,668	252,925
Depreciation and amortization	118,917	103,875	82,720	186,595
Stock based and other compensation	11,420	6,979	—	6,979
Restructuring charges	11,481	—	—	—

Total operating expenses	551,363	428,043	351,117	779,160

Operating income	46,115	25,326	14,243	39,569
Interest expense, net	(19,237)	(18,340)	(2,178)	(20,518)
Gain on extinguishment of debt	—	—	1,621,355	1,621,355
Other income (expense)	516	(1,129)	110	(1,019)

Income before reorganization items, net
and fresh start accounting adjustments	27,394	5,857	1,633,530	1,639,387
Reorganization items, net	(425)	(2,765)	(22,503)	(25,268)
Fresh start accounting adjustments	—	—	47,895	47,895

Income before income tax benefit (expense)	26,969	3,092	1,658,922	1,662,014
Income tax benefit (expense)	(10,841)	(2,265)	—	(2,265)

Net income	$16,128	$827	$1,658,922	$1,659,749

Basic net income per common share	$0.81	$0.04

Diluted net income per common share	$0.81	$0.04

Basic weighted average common shares outstanding	20,000,000	20,000,000

Diluted weighted average common shares outstanding	20,034,476	20,000,000

ARCH WIRELESS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (unaudited and in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
One-way messaging	$109,754	$152,034	$490,333	$691,465
Two-way messaging	25,272	30,211	107,145	127,264

Total revenues	135,026	182,245	597,478	818,729
Operating expenses:
Cost of products sold	1,229	2,747	5,580	18,166
Service, rental, and maintenance	46,777	55,129	192,159	241,285
Selling	9,936	14,557	45,639	73,210
General and administrative(1)	33,662	49,584	166,167	252,925
Depreciation and amortization	27,058	51,261	118,917	186,595
Stock based and other compensation	2,188	4,075	11,420	6,979
Restructuring charges	11,481	—	11,481	—

Total operating expenses	132,331	177,353	551,363	779,160

Operating income	2,695	4,892	46,115	39,569
Interest expense, net	(5,253)	(7,256)	(19,237)	(20,518)
Gain on extinguishment of debt	—	—	—	1,621,355
Other income (expense)	201	(950)	516	(1,019)

Income (loss) before reorganization items,
net and fresh start accounting adjustments	(2,357)	(3,314)	27,394	1,639,387
Reorganization items, net	(425)	(2,765)	(425)	(25,268)
Fresh start accounting adjustments	—	—	—	47,895

Income (loss) before income tax benefit (expense)	(2,782)	(6,079)	26,969	1,662,014
Income tax benefit (expense)	1,409	(2,265)	(10,841)	(2,265)

Net income (loss)	$(1,373)	$(8,344)	$16,128	$1,659,749

Basic net income (loss) per common share	$(0.07)	$(0.42)	$0.81

Diluted net income (loss) per common share	$(0.07)	$(0.42)	$0.81

Basic weighted average common shares outstanding	20,000,000	20,000,000	20,000,000

Diluted weighted average common shares outstanding	20,034,806	20,000,000	20,034,476

(1) General and administrative expenses for the fourth quarter of 2003 includes approximately $3.6 million of accrual reductions due to changes in estimates of future sales and property related taxes.

ARCH WIRELESS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Reorganized Company		Predecessor Company	Pro Forma
	Year Ended December 31, 2003	Seven Months Ended December 31, 2002	Five Months Ended May 31, 2002	Year Ended December 31, 2002
Cash flows from operating activities:
Net income	$16,128	$827	$1,658,922	$1,659,749
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	118,917	103,875	82,720	186,595
Gain on extinguishment of debt	—	—	(1,621,355)	(1,621,355)
Fresh start adjustments	—	—	(47,895)	(47,895)
Gain on tower site sale	—	—	(1,287)	(1,287)
Accretion of long-term debt	4,681	7,185	—	7,185
Amortization of stock and other compensation	3,149	1,045	—	1,045
Deferred income tax provision	10,841	2,265	—	2,265
Losses on disposals of property and equipment	(16)	—	—	—
Other income	(286)	—	—	—
Provisions for doubtful accounts and service
adjustments	23,244	35,048	34,355	69,403
Changes in assets and liabilities:
Accounts receivable	(3,988)	(22,848)	(2,827)	(25,675)
Inventories	—	—	796	796
Prepaid expenses and other	18,065	12,820	(18,021)	(5,201)
Accounts payable and accrued expenses	(1,840)	(5,155)	(11,843)	(16,998)
Customer deposits and deferred revenue	(10,227)	(5,777)	4,325	(1,452)
Other long-term liabilities	2,577	207	(727)	(520)

Net cash provided by operating activities	181,245	129,492	77,163	206,655

Cash flows from investing activities:
Additions to property and equipment	(25,446)	(39,935)	(44,474)	(84,409)
Proceeds from disposals of property and equipment	3,176	—	—	—
Issuance of long-term note receivable	—	(450)	—	(450)
Receipts from note receivable	286	—	—	—
Cash balance related to partial divestiture of
Canadian Subsidiaries	—	(870)	—	(870)

Net cash used for investing activities	(21,984)	(41,255)	(44,474)	(85,729)

Cash flows from financing activities:
Repayment of long-term debt	(161,866)	(90,580)	(65,394)	(155,974)

Net cash used for financing activities	(161,866)	(90,580)	(65,394)	(155,974)

Effect of exchange rate changes on cash	—	3	32	35

Net increase (decrease) in cash and cash equivalents	(2,605)	(2,340)	(32,673)	(35,013)
Cash and cash equivalents, beginning of period	37,187	39,527	72,200	72,200

Cash and cash equivalents, end of period	$34,582	$37,187	$39,527	$37,187

Supplemental disclosures:
Interest paid	$15,033	$10,065	$2,257	$12,322
Asset retirement obligations	$2,236	$2,462	$—	$2,462
Repayment of debt with restricted cash	$—	$—	$36,899	$36,899
Issuance of new debt and common stock in exchange
for predecessor liabilities	$—	$—	$416,101	$416,101
Reorganization expenses paid	$—	$—	$22,503	$22,503

ARCH WIRELESS, INC. UNIT IN SERVICE ACTIVITY

	Three Months Ended
	March 2003	June 2003	September 2003	December 2003
Direct One-Way:
Beginning units in service	3,969,000	3,705,000	3,476,000	3,300,000
Unit in service growth (decline)	(264,000)	(229,000)	(176,000)	93,000

Ending units in service	3,705,000	3,476,000	3,300,000	3,393,000

Revenues (000s)	$124,456	$116,360	$107,455	$101,497
Average revenue per unit	$10.27	$10.28	$10.14	$9.89
Two-Way:
Beginning units in service	343,000	326,000	310,000	300,000
Unit in service growth (decline)	(17,000)	(16,000)	(10,000)	(19,000)

Ending units in service	326,000	310,000	300,000	281,000

Revenues (000s)	$27,310	$26,696	$25,940	$24,630
Average revenue per unit	$26.43	$27.18	$27.18	$26.88
Indirect One-Way:
Beginning units in service	1,319,000	1,123,000	978,000	860,000
Unit in service growth (decline)	(196,000)	(145,000)	(118,000)	(106,000)

Ending units in service	1,123,000	978,000	860,000	754,000

Revenues (000s)	$12,417	$10,401	$9,491	$8,256
Average revenue per unit	$3.37	$3.31	$3.44	$3.39
Two-Way:
Beginning units in service	9,000	9,000	9,000	8,000
Unit in service growth (decline)	—	—	(1,000)	1,000

Ending units in service	9,000	9,000	8,000	9,000

Revenues (000s)	$570	$619	$737	$643
Average revenue per unit	$21.69	$22.66	$21.96	$21.24
Total
Beginning units in service	5,640,000	5,163,000	4,773,000	4,468,000
Unit in service growth (decline)	(477,000)	(390,000)	(305,000)	(280,000)
Adjustment	—	—	—	249,000

Ending units in service	5,163,000	4,773,000	4,468,000	4,437,000